CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Participants and Administrator of the

AVX Corporation Retirement Plan:

We consent to the incorporation by reference in the Registration Statement (No. 33-84904) on Form S-8 of Kyocera Corporation and the Registration Statement (No. 333-00890) on Form S-8 of AVX Corporation of our report dated June 24, 2013, relating to the financial statements of the AVX Corporation Retirement Plan which appears in this Annual Report on Form 11-K of the AVX Corporation Retirement Plan for the year ended December 31, 2012.

/s/ Elliott Davis, LLC

Greenville, South Carolina

June 24, 2013